Exhibit 10.1

SALE AGREEMENT

This Sale Agreement is entered into on this May 27, 2011 (the “Effective Date”) between Total Nutraceutical Solutions, Inc., a Nevada corporation (“TNS”), FunGuys LLC and Mark C. Wolf, the Co-Manager of FunGuys LLC (the “Parties”).

WHEREAS, on January 12, 2010 TNS issued a Convertible Promissory Note to Larry A. Johnson in the principal amount of $100,000 with interest of 6% per annum with a maturity date of December 31, 2010 (the “Johnson Promissory Note”); and

WHEREAS, TNS failed to pay Larry A. Johnson the amounts due pursuant to the Johnson Promissory Note on December 31, 2010, the maturity date, and has not repaid the amounts due to date; and

WHEREAS, on December 31, 2010 Larry A. Johnson assigned all of his rights and interest to the Johnson Promissory Note issued by TNS to Mark C. Wolf pursuant to an Promissory Note Assignment.

WHEREAS, on February 18, 2010, TNS issued two Promissory Notes to Mark C.Wolf, one in the principal amount of $100,000 with an interest rate of 6% per annum with a maturity date of December 31, 2011 (the “$100,000 Promissory Note”) and the second Promissory Note in the principal amount of $50,000 with an interest rate of 6% per annum with a maturity date of December 31, 2011 (the “$50,000 Promissory Note”);

WHEREAS, FunGuys LLC wishes to purchase all rights to EquiSANO, a nutraceutical product owned by TNS and certain inventory held by TNS.

NOW, THEREFORE, the Parties agree as follows:

A.

 TNS will sell to FunGuys LLC the following assets:

1.

All rights to the EquiSANO trade mark

2.

EquiSANO product proprietary formulation and know how

3.

The Name Space including Equisano.com

4.

All branding and marketing materials, including:

a.

Logos, graphics & video footage

b.

Brochures

c.

Published articles

d.

Customer testimonials

e.

Team Sano endorsed Riders program

f.

Scientific/clinical study related documentation

5.

EquiSANO wholesale and retail customer accounts.

6.

556 Kilos of raw mushroom powder.  Limited to TNS on hand inventory excluding Agaricus blazei, EquiSano finished goods, and or mushroom extracts. Delivery to take place upon signing.

7.

TNS will agree not to produce or create a TNS branded equine dietary supplement product for a period of 5 years from the date of this agreement.  However, TNS will maintain the right to sell ingredients to any third party manufacturer regardless of its intended market use by such third party manufacturer.

B.

In return for the EquiSANO assets listed in Section A above:

1.

 Mark C. Wolf will cancel the Johnson Promissory Note and sign a document indicating that that principal and interest accrued of the Johnson Promissory Note to the date of this Agreement ($108,250) is fully paid.

2.

Mark C. Wolf will sign an amendment to the $50,000 Promissory Note extending the maturity date of the $50,000 Promissory Note from December 31, 2011 to June 30, 2012.

3.

Mark C. Wolf will extinguish the existing $100,000 Promissory Note and accept as fully payment of the principal and accrued interest due in the amount of $107,500.00 in exchange for the issuance of 21,500 shares of TNS Series A preferred stock in the form substantially in the form attached hereto as Exhibit A.

4.

FunGuys, LLC will make cash payment of 18,000 payable over three months on the 31st of every month, with the first $6,000 due upon the signing of this Sales Agreement.

5.

FunGuys, LLC will pay [redacted] per unit to TNS for all remaining bottles of EquiSANO produced to date.

6.

FunGuys, LLC agrees to purchase the raw ingredients used to produce EquiSano exclusively from TNS until 36 months from the date of this Agreement, so long as TNS supplied ingredients are within 15% of a competitors bid.

C.

Governing Law:  This Agreement shall be governed by and construed in accordance with the laws of state of Washington, United States of America.

D.

Arbitration:  Should either party wish to commence any legal proceeding involving this Agreement, the moving party shall be entitled to initiate arbitration proceedings.  Proceeding shall be initiated and conducted under the rules of the American Arbitration Association.  The decision of the arbitrator shall be final and binding.  The party prevailing in such proceedings shall be entitled to recover its or his costs and reasonable attorneys fees from the party not prevailing

E.

Entire Agreement:  This Agreement is the entire agreement of the parties relating to the Agreement with respect to the subject matter hereof.

IN WITNESS WHEREOF, the Parties have executed this Agreement this on the dates indicated below.

Total Nutraceutical Solutions, Inc.

FunGuys LLC

By:

  Marvin S. Hausman, M.D.

By:  /s/  Mark C. Wolf

Marvin S. Hausman, M.D.                                      Mark C. Wolf

President and CEO

Title:  Co-Manager

Dated:  May 24, 2011

Dated:  May 24, 2011